UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Fox Entertainment Group, Inc.

(Name of Registrant as Specified In Its Charter)

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FOX ENTERTAINMENT GROUP, INC.

Notice of Annual Meeting of Stockholders

To the Stockholders of Fox Entertainment Group, Inc.:

The Annual Meeting of Stockholders of Fox Entertainment Group, Inc. (the “Company”) will be held at the Citigroup Auditorium, 399 Park Avenue, 12th Floor, New York, New York, at 10:00 a.m., local time, on November 25, 2003, for the following purposes:

1.	To elect the Board of Directors for the ensuing year.

2.	To ratify the appointment of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending June 30, 2004.

3.	To transact such other business as may properly come before the meeting.

All stockholders are invited to attend the meeting. Stockholders of record at the close of business on September 29, 2003, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 1211 Avenue of the Americas, New York, New York 10036.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

By Order of the Board of Directors

LAURA A. O’LEARY
Secretary

New York, New York
October 10, 2003

FOX ENTERTAINMENT GROUP, INC.
1211 Avenue of the Americas
New York, New York 10036

(212) 852-7111

_________________

PROXY STATEMENT
_________________

The accompanying proxy is solicited by the Board of Directors of Fox Entertainment Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on November 25, 2003, at the Citigroup Auditorium, 399 Park Avenue, 12th Floor, New York, New York, and any adjournment thereof.

This proxy statement and accompanying proxy card are being mailed commencing on or about October 10, 2003 to stockholders of record of the Company at the close of business on September 29, 2003.

VOTING SECURITIES; PROXIES

The Company has two classes of common stock, Class A common stock (“Class A Common Stock”) and Class B common stock (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”). Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share, on all matters to be voted on by stockholders. A majority of all of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. A plurality of the votes cast, present in person or represented by proxy at the Annual Meeting, is required for election of the nominees as directors. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. In all matters other than the election of directors, a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, is required. An inspector of election appointed for the meeting shall determine the number of votes cast by holders of Common Stock for all matters.

The form of proxy solicited by the Board of Directors affords stockholders the choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Class A Common Stock and Class B Common Stock, represented by the proxy, will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not affect the outcome of the election of directors or the ratification of the appointment of the independent public accountants. With respect to all other matters to be voted on by stockholders at the Annual Meeting, abstentions will have the same effect as “no” votes, and broker non-votes will have no effect on the outcome of the vote.

All shares of Class A Common Stock and Class B Common Stock, represented by properly executed proxies which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Class A Common Stock and Class B Common Stock represented by such proxy will be voted FOR the Board’s nominees for director, and FOR the ratification of the appointment of Ernst & Young LLP and in accordance with the proxy-holder’s best judgment as to any other matters raised at the Annual Meeting.

A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

At the close of business on September 29, 2003, 352,436,375 shares of Class A Common Stock and 547,500,000 shares of Class B Common Stock were outstanding and eligible for voting at the meeting. Only stockholders of record at the close of business on September 29, 2003 are entitled to notice of, and to vote at, the meeting.

As of September 29, 2003, FEG Holdings, Inc., an indirect wholly-owned subsidiary of The News Corporation Limited (“News Corporation”), owned 177,636,375 shares of Class A Common Stock and all 547,500,000 shares of Class B Common Stock of the Company, representing in the aggregate 80.58% of the equity and 97.0% of the voting power of the Company.

FEG Holdings, Inc. has advised the Company that it intends to vote all of its shares of Class A Common Stock and Class B Common Stock in favor of the election of the nominated directors and the ratification of the appointment of the independent public accountants. Such action by FEG Holdings, Inc. will be sufficient to elect such directors and ratify the appointment of the independent public accountants without any action on the part of any other holder of Common Stock.

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally, by facsimile and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The bylaws of the Company provide that each director serves from the date of election until the next annual meeting of stockholders and until his successor is elected and qualified. The specific number of directors is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at eight. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The persons named in the accompanying proxy intend to vote for the election of the nominees listed herein as directors. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information with respect to the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to “Security Ownership of Certain Beneficial Owners and Management” for information pertaining to stock ownership by the nominees.

NAME OF NOMINEE	AGE	POSITION
K. Rupert Murdoch	72	Chairman and Chief Executive Officer
Peter Chernin	52	President, Chief Operating Officer
David F. DeVoe	56	Senior Executive Vice President, Chief Financial Officer
Arthur M. Siskind	64	Senior Executive Vice President, General Counsel
Lachlan K. Murdoch	32	Director
Christos M. Cotsakos	55	Director
Thomas W. Jones	54	Director
Peter Powers	59	Director

BIOGRAPHICAL INFORMATION

K. Rupert Murdoch, AC has been a Director of the Company since 1985, Chairman since 1992 and Chief Executive Officer of the Company since 1995. Mr. Murdoch has been Chairman of the Board of Directors of News Corporation since 1991, and Director and Chief Executive of News Corporation since its formation in 1979. Mr. Murdoch has served as a Director of News Limited, News Corporation’s principal subsidiary in Australia, since 1953, a Director of News International Limited, News Corporation’s principal subsidiary in the United Kingdom, since 1969, and a Director of News America Incorporated, News Corporation’s principal subsidiary in the United States (“NAI”), since 1973. Mr. Murdoch has served as a Director of Sky Italia S.r.L. (“Sky Italia”) since April 2003, STAR Group Limited since 1993 and Chairman from 1993 to 1998 and as a Director of British Sky Broadcasting Group plc (“BSkyB”) since 1990 and Chairman since 1999. Mr. Murdoch is also a member of the Board of Directors of Gemstar-TV Guide International, Inc. (“Gemstar”) and China Netcom Corporation (Hong Kong) Limited. Mr. Murdoch is Chairman of the Remuneration Committee.

Peter Chernin has been a Director and President and Chief Operating Officer of the Company since 1998. Mr. Chernin has been a Director, President and Chief Operating Officer of News Corporation and a Director, Chairman and Chief Executive Officer of NAI, since 1996. Mr. Chernin was Chairman and Chief Executive Officer of Fox Filmed Entertainment (“FFE”) from 1994 until 1996, Chairman of Twentieth Century Fox Film Corporation from 1992 until 1994 and President of Fox Broadcasting Company (“FOX”) from 1989 until 1992. Mr. Chernin served as a Director of TV Guide, Inc. from 1999 until 2000 and has served as a director of Gemstar since 2002. Mr. Chernin has served on the Advisory Board of PUMA AG since 1999. Mr. Chernin is a member of the Remuneration Committee.

David F. DeVoe has been a Director of the Company since 1991 and Senior Executive Vice President and Chief Financial Officer of the Company since 1998. Mr. DeVoe has been a Director, Chief Financial Officer and Finance Director of News Corporation since 1990 and Senior Executive Vice President of News Corporation since 1996. Mr. DeVoe was an Executive Vice President of News Corporation from 1990 until 1996. Mr. DeVoe has been a Director of NAI since 1991 and a Senior Executive Vice President since 1998. Mr. DeVoe served as Executive Vice President of NAI from 1991 to 1998. Mr. DeVoe has been a Director of Gemstar since 2001, NDS Group plc since 1996, BSkyB since 1994 and STAR since 1993.

Arthur M. Siskind has been a Director and Senior Executive Vice President and General Counsel of the Company since 1998. Mr. Siskind has been a Director and Group General Counsel of News Corporation since 1991 and a Senior Executive Vice President of News Corporation since 1996. Mr. Siskind served as Executive Vice President of News Corporation from 1991 until 1996. Mr. Siskind has been a Director of NAI since 1991 and a Senior Executive Vice President since 1998. Mr. Siskind served as an Executive Vice President of NAI from 1991 to 1998. Mr. Siskind has been a Director of NDS Group plc since 1996, STAR since 1993 and BSkyB since 1992. Mr. Siskind has been a member of the Bar of the State of New York since 1962.

Lachlan K. Murdoch has been a Director of the Company since 2002. Mr. Murdoch has been an Executive Director of News Corporation since 1996 and Deputy Chief Operating Officer since 2000. Mr. Murdoch served as a Senior Executive Vice President of News Corporation from 1999 until 2000. Mr. Murdoch has been a Director of News Limited since 1995, Chairman since 1997 and served as Chief Executive from 1997 to 2000, Managing Director from 1996 until 1997 and Deputy Chief Executive from 1995 to 1996. Mr. Murdoch has served as Chairman of Queensland Press Limited since 1996 and a Director since 1994. Mr. Murdoch has been Deputy Chairman of STAR since 1995. Mr. Murdoch has been a Director of Sky Italia since April 2003, NDS Group plc since 2002, a Director of Gemstar since 2001 and a Director of FOXTEL Management since 1995.

Christos M. Cotsakos has been a Director of the Company since 1999. Dr. Cotsakos served as President, Chief Executive Officer and a Director of E*TRADE Group, Inc. from 1996 until January 2003 and Chairman of its Board of Directors from 1998 until January 2003. Prior to joining E*TRADE Group, Inc., he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of A.C. Nielsen, Inc. from 1995 to 1996, as President and Chief Executive Officer of Nielsen International from 1993 to 1995, and as President and Chief Operating Officer of Nielsen Europe, Middle East and Africa from 1992 to 1993.

Dr. Cotsakos has been a Managing Partner of Pennington Ventures, LLC since 1999. Dr. Cotsakos is Chairman of the Audit Committee.

Thomas W. Jones has served as a Director of the Company since 2001. Mr. Jones has been the Chairman and Chief Executive Officer of Citigroup Global Investment Management since 1999. He is also Chairman and Chief Executive Officer of Citigroup Asset Management. Mr. Jones served as Executive Vice President of Finance and Planning, and Chief Financial Officer for TIAA-CREF between 1989 and 1993, President and Chief Operating Officer from 1993 to 1997 and Vice Chairman and Director from 1995 to 1997, when he joined Travelers Group as Vice Chairman and Director. He is also a Director of Federal Home Loan Mortgage Corporation, Philip Morris Companies, Inc. and a Trustee Emeritus of Cornell University. Mr. Jones is a member of the Audit Committee.

Peter Powers was appointed as a Director of the Company in February 2003. Mr. Powers has been President and Chief Executive Officer of Powers Global Strategies LLC, a strategic consulting firm based in New York and Washington, D.C. since 1998 and served as First Deputy Mayor of the City of New York from 1994 until 1996. Mr. Powers currently serves on the Board of Directors of NDS Group plc, as Chairman of that company’s Remuneration Committee and as a member of its Audit Committee. In addition, he is a member of the Boards of Directors of the Partnership for New York City, the Association for a Better New York, the Central Park Conservancy, City Center, Safe Horizon and NYC & Co. Mr. Powers is a member of the Audit Committee.

The Board of Directors recommends that you vote in favor of the election of each of the nominees named above for election to the Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board Meetings

The Company’s Board of Directors held five meetings during the fiscal year ended June 30, 2003. Directors who are employees of the Company or of News Corporation do not receive any compensation for their services as Directors or as members of committees of the Board of Directors. For the fiscal year ended June 30, 2003, Directors who were not employees of the Company or News Corporation were compensated for their services as Directors by an annual retainer of $45,000, $1,000 for attendance at each Board meeting and $2,500 for attendance at each Audit Committee meeting. All Directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors.

Committees of the Board

The Board of Directors has established an audit and a remuneration committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in the succeeding paragraphs. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting or by written report.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Christos M. Cotsakos, Thomas W. Jones and Peter Powers. The Audit Committee held six meetings during the fiscal year ended June 30, 2003. Dr. Cotsakos and Mr. Jones participated in all six meetings. Mr. Powers participated in all three meetings subsequent to his being appointed to the Audit Committee in February 2003. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under both current and proposed New York Stock Exchange (“NYSE”) listing standards. Mr. Jones is Chairman and Chief Executive Officer of Citigroup Global Investment Management and Citigroup Asset Management. Although the Company and News Corporation have engaged subsidiaries of Citigroup for various depositary and commercial and investment banking services, Mr. Jones does not have significant responsibilities or duties regarding the services provided by Citigroup to the Company. Management believes that the terms of any banking and depositary fees paid to Citigroup and its subsidiaries are in line with those paid by both the Company and other corporations to other banking institutions for similar services. After determining all relevant facts and circumstances, the Board has concluded that Mr. Jones’ relationship with the Company is not material and that Mr. Jones qualifies as an “independent” director as defined by the Sarbanes-Oxley Act of 2002, the current rules of the NYSE and the corporate governance reforms recently proposed by the NYSE.

The Audit Committee Charter specifies that the purpose of the Audit Committee is to assist the Board in fulfilling its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent accountants and the performance of the Company’s corporate auditors and corporate audit function, and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an open avenue of communication among management, the independent accountants, the corporate auditors, and the Board of Directors. The Audit Committee Charter is reviewed annually. The full text of the Audit Committee Charter, which was most recently approved by the Board in September 2003, is attached to this proxy statement as Annex I.

Report of the Audit Committee

In accordance with its written charter, approved by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the integrity of the Company’s financial statements and the Company’s financial reporting processes. As part of the Audit Committee’s meetings, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent accountants prior to the filing of the respective Quarterly Report on Form 10-Q.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (ii) discussed with the accountants any relationships that may impact their objectivity and independence, and (iii) considered whether the non-audit fees billed to the Company by Ernst & Young LLP are compatible with maintaining the accountants’ independence.

The Audit Committee reviewed with both the independent accountants and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent accountants and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee met with each of the independent accountants and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent accountants’ audit of the financial statements, including the independent accountants’ evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2003 with management and the independent accountants. Management has the responsibility for the preparation of the Company’s financial statements and the independent accountants have the responsibility for the audit of those statements.

At three of the meetings during fiscal 2003 and one of its meetings during fiscal 2004, the Audit Committee met with members of senior management, the independent accountants and the corporate auditors to review the fiscal 2003 quarterly certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the respective rules and regulations of the Securities and Exchange Commission and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal controls and any fraud, whether or not material, involving management or other employees with a significant role in internal controls.

Based on the above-mentioned review and discussions with management, the independent accountants and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent accountants, and the Board concurred in such recommendation.

The Audit Committee:

Dr. Christos M. Cotsakos (Chairman)
Thomas W. Jones
Peter Powers

Remuneration Committee

The Remuneration Committee of the Board of Directors currently consists of K. Rupert Murdoch and Peter Chernin. The Remuneration Committee did not hold any formal meetings during the fiscal year ended June 30, 2003. The Committee is to review and make recommendations to the Chief Executive Officer on the remuneration of the senior executive officers and such other duties as the Board of Directors may designate from time to time.

Additional Information Concerning the Board of Directors

The Board of Directors does not have a nominating committee. This function is performed by the Board of Directors as a whole.

There is no family relationship between any of the directors or executive officers of the Company and any other director or executive officer of the Company except that Lachlan K. Murdoch is a son of K. Rupert Murdoch. The Company’s executive officers serve in such capacity at the pleasure of the Board of Directors.

EXECUTIVE OFFICERS AND SENIOR EXECUTIVES OF THE COMPANY

The names and ages of the executive officers of the Company as of October 1, 2003 and their positions with the Company are as follows:

Executive Officers	Age	Position
K. Rupert Murdoch	72	Chairman and Chief Executive Officer
Peter Chernin	52	President, Chief Operating Officer
David F. DeVoe	56	Senior Executive Vice President, Chief Financial Officer
Arthur M. Siskind	64	Senior Executive Vice President, General Counsel

All of the Executive Officers of the Company are also executive officers of News Corporation. As executive officers of News Corporation, the Executive Officers of the Company continue to render services to News Corporation.

The biographical description of each Executive Officer is set forth under “Election of Directors” above.

For the fiscal year ended June 30, 2003, no amount of compensation was paid or accrued by the Company for the account of the Executive Officers of the Company, and no amount of compensation was paid or accrued to News Corporation with respect to the services of the Executive Officers. Information regarding the compensation received by the Executive Officers for their services to News Corporation and its subsidiaries will be included in the Annual Report of News Corporation on Form 20-F for the fiscal year ended June 30, 2003.

The Senior Executives of the Company (in addition to persons identified as Executive Officers above) are as follows:

Senior Executives	Age	Position
Roger Ailes	63	Chairman and Chief Executive Officer of Fox News Channel
James N. Gianopulos	51	Chairman of Fox Filmed Entertainment
Sandy Grushow	43	Chairman of the Fox Television Entertainment Group
David Hill	57	Chairman and Chief Executive Officer of Fox Sports Television Group
Thomas E. Rothman	48	Chairman of Fox Filmed Entertainment
Mitchell Stern	49	Chairman and Chief Executive Officer of Fox Television Stations
Anthony J. Vinciquerra	49	President and Chief Executive Officer of the Fox Networks Group

Set forth below is a brief biographical description of the Senior Executives who are not Executive Officers of the Company:

Roger Ailes has served as Chairman and Chief Executive Officer of FOX News Channel since 1996. Prior to joining FOX in 1996, Mr. Ailes was President of CNBC since 1993 and also served as President of America’s Talking, an information talk channel that later became MSNBC.

James N. Gianopulos has been Chairman of FFE since 2000. He shares the position with Thomas E. Rothman. Mr. Gianopulos was President of Twentieth Century Fox International from 1994 until 2000 overseeing both the Theatrical and the Home Entertainment units. Mr. Gianopulos was President of International and Pay Television for Twentieth Century Fox from 1992 to 1994. Mr. Gianopulos serves on the USC Entertainment Technology Committee and on the Boards of the Motion Picture & Television Fund Foundation and various charitable organizations.

Sandy Grushow has served as Chairman of the FOX Television Entertainment Group, overseeing both FOX broadcast network and Twentieth Century Fox Television since 1999. Mr. Grushow served as President of Twentieth Century Fox Television from 1997 until 1999. From 1995 to 1997, Mr. Grushow was President of TELE-TV, an interactive television and broadband programming service. Prior to joining TELE-TV, Mr. Grushow was President of the FOX Television Network Entertainment Group from 1992 until 1994.

David Hill, AM has served as Chairman and Chief Executive Officer of Fox Sports Television Group since 1999. Mr. Hill served as Chairman and Chief Executive Officer of FOX from 1997 until 1999 and served as President of Fox Sports, a division of Fox Television, from 1993 to 1999. From 1996 until 1997, Mr. Hill served as Chief Operating Officer of Fox Television. In addition, Mr. Hill has served as Chairman of Fox Sports Networks since 1996. From 1996 through 1997, Mr. Hill also served as Fox Sports Networks’ Chief Executive Officer.

Thomas E. Rothman has been Chairman of FFE since 2000. He shares the position with James N. Gianopulos. Mr. Rothman previously served as President of Twentieth Century Fox Film Group from January to August 2000, and was President of Twentieth Century Fox Production from 1995 to 2000. In 1994, he was the founder and first President of Fox Searchlight Pictures. Mr. Rothman also serves as a member of the Board of Directors of the Sundance Institute.

Mitchell Stern has been Chairman and Chief Executive Officer of Fox Television Stations and Twentieth Television since 1998. Mr. Stern was President and Chief Operating Officer of Fox Television Stations, Inc. from 1993 to 1998.

Anthony J. Vinciquerra has served as President and Chief Executive Officer of the Fox Networks Group since 2002. Mr. Vinciquerra joined the Company in 2001 as President of the FOX Television Network. Prior to joining the Company, Mr. Vinciquerra served as Executive Vice President and Chief Operating Officer of Hearst-Argyle Television since 1999. Mr. Vinciquerra joined Hearst Corporation’s broadcasting group as Group Executive in 1997 and became Executive Vice President of Hearst-Argyle later that year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is stock ownership information as of October 1, 2003 as to each person who owns, or is known by the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), more than five percent of the Common Stock of the Company, and the number of shares of Common Stock owned by its Directors and by all Executive Officers and Directors as a group. Other than News Corporation, the persons named below own only Class A Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
News Corporation [1]	725,136,375	[2]	80.58%
K. Rupert Murdoch [3]	5,000		*
Peter Chernin	4,444		*
David F. DeVoe	4,000		*
Lachlan K. Murdoch	—		—
Arthur M. Siskind	4,000		*
Christos M. Cotsakos	1,000		*
Thomas W. Jones	5,000		*
Peter Powers	—		—
All Directors and Executive Officers as a group (8 persons)	23,444		*

[1]	Such shares are held by FEG Holdings, Inc., an indirect wholly-owned subsidiary of News Corporation. The principal executive offices of News Corporation are located at 2 Holt Street, New South Wales, Australia 2010.

[2]	Consists of 177,636,375 shares of Class A Common Stock and 547,500,000 shares of Class B Common Stock. The shares of Class B Common Stock are convertible on a 1:1 basis at the option of the holder into shares of Class A Common Stock.

[3]	Mr. Murdoch owns voting preferred stock representing 76% of the voting power of the Company’s subsidiary, Fox Television Holdings, Inc. See “Ownership of Fox Television Holdings, Inc.” under the caption “Certain Relationships and Related Transactions.”

*	Less than one percent.

Set forth below is information as of October 1, 2003 as to the beneficial ownership of the outstanding Ordinary Shares of News Corporation (the only class of shares of News Corporation generally entitled to voting rights) by each person who at such time owned more than five percent thereof, by the Company’s Directors and Executive Officers and by all of the Directors and Executive Officers of the Company as a group. The following table does not include beneficial ownership of Preferred Limited Voting Ordinary Shares of News Corporation (“Preferred Ordinary Shares”), which do not carry a right to vote for directors generally.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Cruden Investments Pty. Limited	626,084,797	[1]	30%
K. Rupert Murdoch	626,084,797	[1,2]	30%
Peter Chernin	—	[3]	—
David F. DeVoe	—	[4]	—
Lachlan K. Murdoch	11,707	[5]	*
Arthur M. Siskind	27,871	[6]	*
Christos M. Cotsakos	—		—
Thomas W. Jones	—		—
Peter Powers	—		—
All Directors and Executive Officers of the Company as a group (8 persons)	626,124,375		30%

[1]	Includes Ordinary Shares owned by (i) Mr. Murdoch, (ii) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and various corporations and trusts, the beneficiaries of which include Mr. Murdoch, members of his family and certain charities and (iii) corporations, including a subsidiary of Cruden, which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, certain charities and other persons. By virtue of shares of News Corporation owned by such persons and entities and Mr. Murdoch’s positions as Chairman and Chief Executive of News Corporation and Chairman and Chief Executive Officer of the Company, Mr. Murdoch may be deemed to control the operations of News

Corporation and the Company. In addition, Mr. Murdoch, Cruden Investments Pty. Limited and such other entities beneficially own 217,126,040 Preferred Ordinary Shares. The address of Cruden Investments Pty. Limited is Level 2, 306 Little Collins Street, Melbourne, Victoria, Australia.

[2]	Mr. Murdoch has been granted options to purchase 24,000,000 Preferred Ordinary Shares, of which 24,000,000 are currently exercisable or become exercisable within 60 days.

[3]	Mr. Chernin has been granted options to purchase 18,275,000 Preferred Ordinary Shares, of which 15,275,000 are currently exercisable or become exercisable within 60 days. Mr. Chernin has also been granted options to purchase 1,000,000 Preferred Ordinary Shares subject to the approval of shareholders at News Corporation’s Annual General Meeting to be held on October 15, 2003.

[4]	Mr. DeVoe has been granted options to purchase 3,670,000 Preferred Ordinary Shares, of which 2,870,000 are currently exercisable or become exercisable within 60 days. Mr. DeVoe has also been granted options to purchase 500,000 Preferred Ordinary Shares subject to the approval of shareholders at News Corporation’s Annual General Meeting to be held on October 15, 2003.

[5]	In addition, Mr. L. K. Murdoch beneficially owns 903 Preferred Ordinary Shares and has been granted options to purchase 3,640,000 Preferred Ordinary Shares, of which 2,955,000 are currently exercisable or become exercisable within 60 days. Mr. L. K. Murdoch has also been granted options to purchase 375,000 Preferred Ordinary Shares subject to the approval of shareholders at News Corporation’s Annual General Meeting to be held on October 15, 2003.

[6]	In addition, Mr. Siskind beneficially owns 50,143 Preferred Ordinary Shares and has been granted options to purchase 3,680,000 Preferred Ordinary Shares, of which 2,880,000 are currently exercisable or become exercisable within 60 days. Mr. Siskind has also been granted options to purchase 500,000 Preferred Ordinary Shares subject to the approval of shareholders at News Corporation’s Annual General Meeting to be held on October 15, 2003.

*	Less than one percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS BETWEEN THE COMPANY AND NEWS CORPORATION

Business Relationships

News Corporation and its subsidiaries have, in the past, engaged in a broad range of relationships with the Company and its subsidiaries. These relationships have included the purchase by programming platforms owned, in whole or in part, by News Corporation of programming created or owned by the Company; the purchase by the Company of television and movie rights related to books published by HarperCollins Publishers Inc. or other News Corporation publications; the purchase of advertising in free-standing inserts or other publications of News Corporation; and the purchase of certain television broadcasting equipment services from News Corporation. The Company believes that the terms and conditions of all such arrangements are fair and reasonable.

Master Intercompany and Other Agreements

For purposes of governing certain on-going relationships between the Company and News Corporation, the Company and News Corporation have entered into various agreements and relationships, including those described below. The agreements described below were negotiated in the context of a parent-subsidiary relationship and therefore are not the result of arm’s-length negotiations between independent parties. There can be no assurance, therefore, that each of such agreements, or the transactions provided for therein, or any amendments thereof will be effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

The following descriptions summarize all material terms of such agreements.

Master Intercompany Agreement

The Company and News Corporation have entered into a Master Intercompany Agreement which provides, among other things, for certain agreements governing the relationship between the Company and News Corporation. The consideration for each of the services and other arrangements set forth in the Master Intercompany Agreement have been mutually agreed upon between News Corporation and the Company based upon allocated costs, provided that all such consideration and any material arrangements are subject to the approval of the respective Audit Committees of the Company’s and News Corporation’s Boards of Directors. For the fiscal year ended June 30, 2003, no amount was paid or accrued by the Company to or for the account of News Corporation for services under the Master Intercompany Agreement other than the amounts set forth under “Cash Management and Financing.”

Cash Management and Financing

Pursuant to the Master Intercompany Agreement, the Company may utilize the worldwide treasury and cash management function, including the use of bank overdraft facilities, of News Corporation and its subsidiaries, subject to certain limitations. In addition, the Company’s cash balances are available to News Corporation and its subsidiaries. From November 11, 1998, interest on outstanding intercompany balances (see “Intercompany Debt”) has been charged at commercial market rates not exceeding News Corporation’s average cost of borrowings as set forth in the Master Intercompany Agreement. At June 30, 2003, the intercompany interest rate approximated 8%. The Company and News Corporation further agreed that intercompany cash balances shall be payable on June 30, 2008, or such later date as the Company and News Corporation agree.

Executive Officer Services

The Master Intercompany Agreement provides that News Corporation or its subsidiaries will make available to the Company the services of Messrs. K. Rupert Murdoch, the Company’s Chairman and Chief Executive Officer; Peter Chernin, the Company’s President and Chief Operating Officer; David F. DeVoe, the Company’s Senior Executive Vice President and Chief Financial Officer; and Arthur M. Siskind, the Company’s Senior Executive Vice President and General Counsel, and such other employees of News Corporation as the Company and News Corporation may from time to time designate.

Although it is contemplated that such executives will spend a considerable portion of their business time in connection with the business of the Company, they will also be engaged in activities for News Corporation not related directly to the business of the Company. In addition, pursuant to the Master Intercompany Agreement, News Corporation may terminate the availability of the services of such executives upon notice to the Company.

Services of Company Employees

The Master Intercompany Agreement provides that News Corporation and its subsidiaries may from time to time request certain employees of the Company to devote time to the business activities of News Corporation, its subsidiaries and affiliated and associated companies.

Facility Arrangements

Certain of the Company’s facilities are or may in the future be located on premises owned or leased by News Corporation, or entities in which News Corporation has an interest. Furthermore, certain facilities of News Corporation, or entities in which News Corporation has an interest, are or may in the future be located on premises owned or leased by the Company. The Master Intercompany Agreement provides that News Corporation and its subsidiaries, on the one hand, and the Company, on the other hand, will permit each other to use all or a portion of their respective premises.

Employee Matters

The Master Intercompany Agreement provides that certain employees of the Company may from time to time continue to be eligible to participate in stock option and other employee benefit plans maintained by News Corporation and its subsidiaries. The Company will assume and be solely responsible for all liabilities and obligations whatsoever with respect to current officers and employees of the businesses owned and operated by the Company and former officers and employees of such businesses who, immediately prior to the termination of their employment, were employed in such businesses.

Insurance

The Master Intercompany Agreement provides that News Corporation or its subsidiaries will provide insurance coverage on behalf of the Company against certain risks and in amounts of coverage consistent with current coverages or as otherwise may be agreed between them. The Master Intercompany Agreement further provides that News Corporation will not be obligated to maintain any type or amount of coverage.

Services

The Master Intercompany Agreement provides that News Corporation and its subsidiaries will continue to provide various services to each other, including material procurement, transportation and financial and administrative services.

Trademarks

The Master Intercompany Agreement provides that News Corporation and its subsidiaries and the Company will be granted a royalty-free license to use certain trademarks and service marks of the Company and that the Company will be granted a royalty-free license to use certain trademarks and service marks of News Corporation and its subsidiaries. The Master Intercompany Agreement also provides that the license granted by News Corporation to the Company may be terminated at any time by News Corporation.

Indemnities by the Company

News Corporation or its subsidiaries have, in the past, given certain guarantees or made commitments relating to the businesses that are conducted by the Company. These include commitments made in connection with film rights agreements and funding and other obligations. The Master Intercompany Agreement provides that the Company will assume all such obligations and commitments, and will indemnify and hold News Corporation and its subsidiaries harmless from and against all liabilities arising from any default thereunder.

Indemnities by News Corporation

The Master Intercompany Agreement provides that News Corporation will indemnify and hold the Company and its subsidiaries harmless from and against any and all liabilities arising from any default under the debt instruments or obligations of News Corporation or its subsidiaries (other than the Company) which have been guaranteed by the Company or its subsidiaries or will be guaranteed by the Company in the future.

Tax Sharing Agreement

The Company and certain of its subsidiaries are included in the consolidated group of News Publishing Australia Limited, the principal U.S. subsidiary of News Corporation, for U.S. federal income tax purposes (the “Consolidated Group”) as well as in certain consolidated, combined or unitary groups which include News Publishing Australia Limited and/or certain of its subsidiaries (the “Combined Group”) for state and local income tax purposes. The Company and News Publishing Australia Limited have entered into a tax sharing agreement (the “Tax Sharing Agreement”). Pursuant to the Tax Sharing Agreement, the Company and News Publishing Australia Limited generally will make payments between them in order to allocate the tax liabilities and tax attributes of the Consolidated Group or any Combined Group. Losses and other future tax benefits of the Company and its subsidiaries actually availed of to reduce the tax liabilities of the Consolidated Group or Combined Group and any taxes actually paid by the Company and its subsidiaries included in such Groups will be taken into account for this purpose. The Company and News Publishing Australia Limited will cooperate in preparing any tax return filed with respect to the Consolidated Group or any Combined Group.

News Publishing Australia Limited is primarily responsible for preparing and filing any tax return with respect to the Consolidated Group or any Combined Group, as well as for controlling and contesting any audit or other tax proceeding with respect to the Consolidated Group or any Combined Group. The Company is responsible for preparing and filing any tax returns that include only the Company and its subsidiaries and for any taxes with respect to such tax returns.

In general, the Company and its included subsidiaries will be included in the Consolidated Group for so long as News Publishing Australia Limited beneficially owns at least 80% of the total voting power and value of the outstanding stock of the Company. Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between the Company and News Publishing Australia Limited, during the period in which the Company is included in the Consolidated Group, the Company could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of the Consolidated Group.

Intercompany Debt

The Company had approximately $704 million of indebtedness to affiliates of News Corporation as of June 30, 2003 (approximately $2.8 billion was the largest aggregate amount of such indebtedness in the fiscal year ended June 30, 2003). This intercompany indebtedness constitutes unsecured, general obligations of the Company and matures on June 30, 2008. The intercompany indebtedness bears interest at a rate equal to the average cost of long-term debt of News Corporation (currently 8% per annum), adjusted annually.

Credit Arrangements

News Corporation and certain of its subsidiaries, including the Company, are guarantors of various debt obligations of News Corporation and subsidiaries under various guaranteed debt instruments (the “Guaranteed Debt Instruments”). Such guarantees, including those of the Company, represent contingent and not current obligations of the Company. The principal amount of indebtedness outstanding under such Guaranteed Debt Instruments at June 30, 2003 was approximately $10.0 billion. The Guaranteed Debt Instruments mature at various times between 2004 and 2096, with a weighted average maturity of over 20 years, and are generally not redeemable prior to maturity. The indentures governing the Guaranteed Debt Instruments limit the ability of News Corporation and its subsidiaries (including the Company) to subject their properties to liens. Certain Guaranteed Debt Instruments issued prior to March 1993 also may impose limitations on the ability of News Corporation and its subsidiaries, including the Company, to incur indebtedness in certain circumstances. The

Guaranteed Debt Instruments also contain customary representations, warranties, covenants and events of default. Under the terms of the Guaranteed Debt Instruments, the holders thereof have the right to require News Corporation to make an offer to repurchase the outstanding debt instruments in the event of a “Change of Control Triggering Event.” A Change of Control Triggering Event occurs when the Guaranteed Debt Instrument is downgraded below investment grade following a “Change of Control” of News Corporation or an announcement of an intended Change of Control (or in the event the Guaranteed Debt Instrument is not investment grade at such time, a reduction in the rating by one or more gradations). A Change of Control occurs when a person other than News Corporation, subsidiaries and certain affiliates of News Corporation and the Murdoch Family (as defined in the Guaranteed Debt Instruments) owns (i) 30% or more of the voting power of News Corporation’s common shares or (ii) if the Murdoch Family is the beneficial owner of more than 30% of such voting power of News Corporation, a percentage greater than that owned by the Murdoch Family. Certain Guaranteed Debt Instruments require any subsidiary of News Corporation which issues any guarantee for money borrowed in excess of $50 million to guarantee all outstanding and future senior indebtedness issued by News Corporation or its affiliates pursuant to the indentures governing the Guaranteed Debt Instruments.

The Company, News Corporation and certain of News Corporation’s other subsidiaries have also guaranteed the obligations of News Corporation’s subsidiary under a Five Year Credit Agreement (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides for borrowings of up to approximately $1.75 billion, with a sub-limit of $600 million available for the issuance of letters of credit and expires on June 30, 2008. As of October 1, 2003, letters of credit representing $274 million were issued under the Revolving Credit Agreement. The Revolving Credit Agreement contains certain covenants which, among other things, limit the ability of News Corporation and the Company to subject their properties to liens, to incur indebtedness at any time that a default under the Revolving Credit Agreement has occurred and is continuing, and to enter into transactions with affiliates. News Corporation is also required to maintain certain financial covenants, calculated on a consolidated basis, including a leverage ratio and interest coverage ratio. The Revolving Credit Agreement also contains representations, warranties, covenants and events of default customary to senior unsecured credit facilities of similar size and nature.

In addition to the foregoing, the Company and its subsidiaries may from time to time in the future guarantee additional obligations of News Corporation and its subsidiaries.

Pursuant to the Master Intercompany Agreement, News Corporation has agreed to indemnify and hold the Company and its subsidiaries harmless from and against all liabilities arising from any default under the debt instruments or obligations of News Corporation or its subsidiaries (other than the Company), which have been guaranteed by the Company or its subsidiaries.

Proposed Acquisition of Hughes Electronics Corporation and Related Transactions

In April 2003, News Corporation, General Motors Corporation (“GM”) and Hughes Electronics Corporation (“Hughes”) reached an agreement in which News Corporation would acquire 34% of Hughes. News Corporation will acquire GM’s approximate 19.9% interest in Hughes for not less than $3.8 billion, of which not less than $768 million of the consideration may be paid in News Corporation American Depositary Receipts representing preferred limited voting ordinary shares (“ADRs”). News Corporation will acquire through a merger an additional 14.1% of Hughes for approximately $2.7 billion that is payable, at News Corporation’s option, in cash, News Corporation ADRs or a combination thereof. Simultaneously with the closing of this transaction, News Corporation will transfer its 34% ownership interest in Hughes to the Company in exchange for promissory notes representing $4.5 billion and approximately 74.2 million shares of the Company’s Class A Common Stock, thereby increasing News Corporation’s ownership interest in the Company from 80.6% to approximately 82.0%. News Corporation’s voting percentage will remain at 97%. The closing of this transaction is subject to a number of conditions, including regulatory approvals.

Ownership of Fox Television Holdings, Inc.

Mr. K. Rupert Murdoch, the Chairman and Chief Executive Officer of the Company and the Chairman and Chief Executive of News Corporation, owns all of the 7,600 outstanding shares of voting preferred stock of Fox Television Holdings, Inc. (“FTH”), a subsidiary of the Company, representing 76% of the voting power of such company. Through such ownership, Mr. Murdoch has voting control over subsidiaries which hold interests in the Fox Television Stations Group. The voting preferred stock of FTH has a par value of $760,000 and cumulative dividends at the rate of 12% per annum. The voting preferred stock is subject to redemption by the affirmative vote of the holder or holders of 66-2/3% of the issued and outstanding shares of common stock of FTH. All of the common stock of FTH, representing substantially all of the equity thereof, is owned by the Company.

PROPOSAL 2

INDEPENDENT PUBLIC ACCOUNTANTS

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the firm of Ernst & Young LLP to audit the books and accounts of the Company for the fiscal year ending June 30, 2004. The firm of Ernst & Young LLP, independent public accountants, has audited the books and records of the Company since the fiscal year ended June 30, 2002.

Representatives of Ernst & Young LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Disclosure of Auditor Fees

A description of the fees billed to the Company by Ernst & Young LLP during the years ended June 30, 2003 and 2002 are set forth below.

	2003	2002
Audit Fees [a]	$3,035,000	$1,661,000
Audit-Related Fees [b]	$189,000	—
Tax Fees [c]	$1,388,000	$250,000
Financial Information Systems Design and Implementation	—	—
All Other Fees	—	—
Total Fees	$4,612,000	$1,911,000

[a]	Audit fees include fees for professional services rendered by Ernst & Young LLP in connection with the annual audit of the Company’s consolidated financial statements as of and for the years ended June 30, 2003 and June 30, 2002; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s quarterly reports on Form 10-Q; and other services normally provided by the independent accountants in connection with statutory and regulatory filings. For the fiscal year ended June 30, 2002, the amount reflects the fees paid to Ernst & Young LLP subsequent to their appointment as the Company’s independent accountants. For the fiscal year ended June 30, 2002, aggregate audit fees billed by and paid to Arthur Andersen LLP, prior to their dismissal as the Company’s independent accountants, were approximately $1 million and are not included above.

[b]	Audit-related fees include fees for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations, agreed-upon procedures reports and other services related to the performance of the audit or review of the Company’s financial statements.

[c]	Tax fees include fees for tax compliance and tax consulting. For the fiscal year ended June 30, 2002, approximately $169,000 of these fees related to tax consulting work provided by Ernst & Young LLP which was incurred prior to Ernst & Young LLP’s appointment as the Company’s independent accountants.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s principal accountants must be approved in advance by the Audit Committee. As provided in the Sarbanes-Oxley Act of 2002, all audit and non-audit services to be provided after May 6, 2003 must be pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee reviewed the non-audit services provided by Ernst & Young LLP during the fiscal year ended June 30, 2003, and determined that the provision of such non-audit services was compatible with maintaining the accountants’ independence.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee annually considers and recommends to the Board of Directors the selection of the Company’s independent accountants. On April 16, 2002 the Company dismissed Arthur Andersen LLP as its independent accountants. The Audit Committee of the Company’s Board of Directors approved the dismissal of Arthur Andersen LLP and this action was ratified by the Company’s Board of Directors.

The reports of Arthur Andersen LLP on the Company’s financial statements for the fiscal years ended June 30, 2000 and June 30, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. Arthur Andersen LLP’s report on the Company’s financial statements for the year ended June 30, 2001 referenced the required change in the method of accounting for filmed entertainment costs.

During the fiscal years ended June 30, 2000 and June 30, 2001 and during the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the fiscal years ended June 30, 2000 and June 30, 2001 and during the subsequent interim period, there were no reportable events (as defined in Item 304 (a) (1) (v) of Regulation S-K).

During the fiscal year ended June 30, 2002, aggregate fees billed by Arthur Andersen LLP, prior to their dismissal as the Company’s independent accountants, were approximately $1 million for work related to the audit of the Company’s financial statements for the fiscal year ended June 30, 2002, including reviews of quarterly unaudited financial statements and statutory audits of subsidiaries. In addition, the Company paid approximately $1.1 million for other services provided by Arthur Andersen LLP, related principally to tax compliance, employee benefit plan audits, acquisitions and related due diligence, and general accounting research. There were no fees billed to the Company by Arthur Andersen LLP during this period for financial information systems design and implementation. The Audit Committee reviewed the non-audit services provided by Arthur Andersen LLP during the fiscal year ended June 30, 2002, and determined that the provision of such non-audit services was compatible with maintaining the accountants’ independence.

Simultaneously with the dismissal of Arthur Andersen LLP, the Audit Committee recommended the appointment of Ernst & Young LLP as the Company’s independent accountants and this action was approved by the Company’s Board of Directors.

During the years ended June 30, 2000 and 2001 and through the date of the Board’s decision, the Company did not consult Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends that you vote in favor of the ratification of the appointment of Ernst & Young LLP as the independent public accountants of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and Executive Officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, Directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of copies of reports furnished to the Company and upon representations made, the Company believes that during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended June 30, 2003, including a copy of the Company’s Annual Report on Form 10-K, is being mailed to stockholders with this proxy statement.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2004 Annual Meeting of Stockholders must be received by the office of the Secretary of the Company at 1211 Avenue of the Americas, New York, New York 10036 no later than June 9, 2004, for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations. In addition, in order for nominations or other business to be properly brought before the Company’s 2004 Annual Meeting of Stockholders, stockholders must give timely notice thereof in writing to the Secretary of the Company at the Company’s offices not less than 45 or more than 75 days prior to the anniversary date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to the Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws of the Company define “public announcement” for these purposes, as disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner; and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FOX ENTERTAINMENT GROUP, INC., 1211 AVENUE OF THE AMERICAS, NEW YORK, NY 10036.

ANNEX I

Fox Entertainment Group, Inc. (the “Company”)
Audit Committee of the Board of Directors
Charter

I.    AUDIT COMMITTEE PURPOSE AND AUTHORITY

The Board of Directors has established an Audit Committee (the “Audit Committee” or the “Committee) with the authority, responsibility and specific duties as described below.

The Audit Committee shall assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent accountants and the performance of the Company’s corporate auditors and corporate audit function and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent accountants, the corporate auditors and the Board of Directors.

In fulfilling its responsibilities, the Audit Committee shall have full access to all books, records, facilities and personnel of the Company, and shall be authorized (without seeking approval of the Board of Directors) to retain special legal, accounting or other advisors and to request any officer or employee of the Company or the Company’s outside counsel or independent accountants to meet with any members of, or advisors to, the Audit Committee. The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This determination is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to assure the compliance with the Company’s Code of Conduct. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of the Company’s exposure to risk.

II.    AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board or the Nominating and Corporate Governance Committee, each of whom shall be independent directors, in accordance with the New York Stock Exchange (“NYSE”) listing standards and who meet the additional “independence” requirements of the NYSE for audit committee membership.

In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate. At least one member shall be an “audit committee financial expert” in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), and at least one member (who may also serve as the audit committee financial expert) shall have accounting or financial management expertise in accordance with NYSE listing standards.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may be removed by the Board. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

No Committee member should simultaneously serve on the Audit Committee of more than two other public companies.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairman of the Audit Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter. A majority of the members of the Committee shall constitute a quorum. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the corporate audit department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chairman, should hold discussions with the independent accountants and management quarterly regarding the Company’s financial statements.

Minutes of each meeting are to be prepared, and, following approval by the Audit Committee sent to the Members of the Board of Directors.

III.    RESPONSIBILITIES AND DUTIES

In addition to any other responsibilities which may be assigned from time to time by the Board of Directors, the Audit Committee is responsible for the following matters:

Independent Accountants

1.	Seek removal of the independent accountants of the Company; appoint replacement independent accountants to fill vacancies, pending appointment at the Company’s next annual general meeting; and implement resolutions passed by the Company in the general meeting for the removal of the independent accountants of the Company (subject to, if applicable, necessary regulatory consents).

2.	Evaluate the independent accountant’s qualifications, performance and independence, and present its conclusions and recommendations with respect to the independent accountants to the Board of Directors on at least an annual basis. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. As part of such evaluation, at least annually, the Audit Committee shall:

•	Obtain and review a report or reports from the Company’s independent accountants describing:

i.	The independent accountants’ internal quality-control procedures;
ii.
Any material issues raised by (a) the most recent internal quality-control review or peer review of the auditing firm, or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent accountants; and any steps taken to deal with any such issues; and

iii.	All relationships between the independent accountants and the Company.

•	Review and evaluate the lead partner (and senior members) of the independent accountants;

•	In addition to assuring the regular rotation of the lead audit partner as required by law, consider whether the independent accountants should be rotated, so as to assure continuing auditor independence, and

•	Obtain the opinions of management and the corporate auditors of the independent accountants’ performance.

3.	The Audit Committee shall be responsible for compensation of the independent accountants and shall pre-approve all audit engagement fees and terms as well as all audit-related and non-audit services to be provided by the Company’s independent accountants. The Audit Committee may, from time to time, delegate its authority to pre-approve such audit-related and non-audit services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

4.	Meet with, discuss and review, prior to the annual audit, the scope of the audit to be performed by the independent public accountants.

Corporate Audit

1.	Review and monitor, at least annually, the plans and activities of the corporate audit department, including:

•	Approving the charter of the corporate audit function;

•	Reviewing annual corporate audit plans and results of activities;

•	Reviewing the organizational structure, corporate audit budget, staffing levels and related qualifications of the corporate audit department; and,

•	Evaluate how effectively the corporate audit department discharges its responsibilities.

2.	Review a summary of findings from completed corporate audits and a progress report on the current year’s corporate audit plan. When and as deemed necessary, review the individual corporate l audit reports to management prepared by the corporate audit department and management’s response.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

1.	Review and discuss with the independent accountants and with management the results of the annual audit of the Company’s consolidated financial statements including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in its Form 10-K to be filed with the SEC and (ii) any appropriate matters regarding accounting principals, practices and judgments and the independent accountants’ opinion as to the quality thereof and any items required to be communicated to the Committee by the independent accountants in accordance with standards established and amended from time to time by the American Institute of Certified Public Accountants (“AICPA”) prior to its filing with the Securities and Exchange Commission or prior to the release of earnings. The Chairman of the Committee may represent the entire Committee for purposes of these discussions.

2.	Review and discuss with the independent accountants any audit problems or difficulties encountered during the course of the audit, and management’s response thereto, including those matters required to be discussed with the Audit Committee by the independent accountants pursuant to U.S. Statement on Auditing Standards No. 61, as amended:

•	Any restrictions on the scope of the independent accountants’ activities or access to requested information;

•	Any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	Any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	Any management or internal control letter issued, or proposed to be issued, by the auditors; and

•	Any significant disagreements between the Company’s management and the independent accountants.

3.	Recommend to the Board of Directors whether the Company’s consolidated financial statements be accepted for inclusion in the Annual Report on Form 10-K filed with the SEC.

4.	Review and discuss with management and the independent accountants the Company’s quarterly financial statements and any items required to be communicated to the Committee by the independent accountants in accordance with existing AICPA guidance.

5.	In consultation with management, the independent accountants, and the director of the corporate audit department, review the integrity of the Company’s financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and any fraud involving management or other employees with a significant role in such processes, controls and procedures.

6.	Review with management, the corporate auditors and the independent accountants, in separate meetings, if the Audit Committee deems it appropriate:

•	Any analysis or other written communications prepared by management, the corporate auditors and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	The critical accounting policies of the Company;

•	Related-party transactions and off-balance sheet transactions and structures;

•	Any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	The quality and the acceptability of the Company’s accounting policies as applied in its financial reporting; and

•	Regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

7.	Discuss, in conjunction with management, the Company’s earnings releases as well as financial information and earnings guidance provided to analysts and rating agencies (paying particular attention to use of “pro forma” or “adjusted” non-GAAP information).

8.	Review, with the Company’s counsel and management, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

9.	Review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

10.	Establish procedures for:

•	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters,

and shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

11.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the corporate audit department.

12.	Review with the independent accountants, the corporate audit department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Reporting to the Board of Directors; Evaluation of Performance; Other Activities

1.	Report to the Board of Directors on a regular basis and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent accountants and the performance of the corporate audit function.

2.	(i) Evaluate, at least annually, its own performance and report to the Board of Directors on such evaluation and (ii) review and assess the adequacy of this Charter periodically, at least annually, or as conditions dictate.

3.	Prepare a report of the Audit Committee to be included in the Company’s annual report and other filings as required by the applicable regulatory rules, and review any reports that may be required to be filed with the NYSE or other regulatory agencies with respect to the Audit Committee.

4.	Have the power to conduct and authorize investigations into any matters within the Committee’s scope of responsibilities.

5.	Perform any other activities consistent with the Company’s Certificate of Incorporation, By-Laws and governing law as the Committee of the Board of Directors deems necessary or appropriate.

6.	Review the disclosures regarding the Committee’s composition and responsibilities and how they were discharged as included in the Company’s annual Proxy Statement prior to its filing with the Securities and Exchange Commission.

DETACH PROXY CARD HERE

[_]	Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.	[X] Votes must be indicated (x) in Black or Blue ink.

THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 1
1. Election of Directors

FOR all nominees listed below	[_]	WITHHOLD AUTHORITY to vote for all nominees listed below	[_]	*EXCEPTIONS	[_]	To change your address, please mark this box.	[_]

Nominees: K. Rupert Murdoch, Peter Chernin, David F. DeVoe, Arthur M. Siskind, Lachlan K.
Murdoch, Christos M. Cotsakos, Thomas W. Jones and Peter Powers.
*(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
“Exceptions” box and strike a line through that nominee’s name.)						To include any comments, please mark this box.	[_]

THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 2		FOR	AGAINST	ABSTAIN

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent accountants.	[_]	[_]	[_]

S C A N L I N E

The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Date	Share Owner sign here	Co-Owner sign here

FOX ENTERTAINMENT GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 25, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder in Fox Entertainment Group, Inc. (“Corporation”) hereby constitutes and appoints K. Rupert Murdoch, David F. DeVoe and Arthur M. Siskind, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 25, 2003 at the Citigroup Auditorium, 399 Park Avenue, 12th Floor, New York, New York, at 10:00 a.m., local time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE.

(Continued and to be signed and dated on the other side)

FOX ENTERTAINMENT GROUP, INC. P.O. BOX 11131 NEW YORK, N.Y. 10203-0131